Exhibit 99.1

Investor Relations:
Geoffrey M. Boyd
Chief Financial Officer
612-436-6486

Media Inquiries:
Jon Secrest
Vice President, Marketing
612-436-6049

For Immediate Release

Eschelon Telecom, Inc. Announces Schedule for Release of Second Quarter Operating Results

Minneapolis, MN – July 23, 2007: Eschelon Telecom, Inc. (NASDAQ:ESCH): Eschelon Telecom, Inc., a provider of integrated communications services to small and medium sized businesses in the western United States, today announced that it plans to publish its results for the second quarter ended June 30, 2007 on Monday, August 6, 2007.  The company does not plan on conducting an investor call given the pending merger with Integra Telecom, Inc. which is expected to close on August 31, 2007.

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 53 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company currently employs approximately 1,470 telecommunications/Internet professionals, serves over 65,000 business customers and has approximately 655,000 access lines in service throughout its markets in Arizona, California, Colorado, Minnesota, Montana, Nevada, Oregon, Utah and Washington.  For more information, please visit our web site at www.eschelon.com